EXHIBIT 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
FAX 512-233-2618	FAX 817-877-3728	FAX 713-651-9980
www.cgaus.com

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

We hereby consent to the inclusion in this Report on Form 8-K/A prepared by St. Lawrence Seaway Corp. (the “Company”) for the year ending December 31, 2010, of our audit report relating to certain estimated quantities, as prepared by the Company, of the proved developed producing reserves of oil and gas of Nytis Exploration Company, LLC, effective December 31, 2010.  We further consent to references to our firm under the heading “Description of Business — Reserves — Independent Reserve Audit” in the Form 8-K/A.

Very truly yours,

/s/ J. Zane Meekins
J. Zane Meekins, P.E.
Senior Vice President
Cawley, Gillespie & Associates, Inc.
TEXAS Registered Engineering Firm No. F-693

April 14, 2011